ASSET ALLOCATION
Name of the Underwriters

Goldman Sachs, Bank of America,
 Barclays, Chase, JP Morgan

Name of Issuer
Owens Corning

Title of Security

7.5%  5/1/05

Date of Prospectus

4/16/98

Amount of Total Offering

300,000,000

Unit Price

99.928

Underwriting Discount

 .625%

Rating

Baa3/BBB-

Maturity Date

5/1/05

Current Yield

7.505%

Yield to Maturity

7.513%

Subordination Features

N/A





Nature of Political Entity, if any,
including in the case of revenue
bonds, underlying entity supplying
the revenue

N/A

Total Par Value of Bonds Purchased

18,500,000

Dollar Amount of Purchases

18,502,097

Number of Shares Purchased

18,500

Years of Continuous Operation

The company has been in continuous
operation for more than 3 years

% of offering Purchased by Fund

0.52%

% of offering Purchased by
Associated Funds

0.24%

% of Funds Total Assets Applied to Purchase

0.23%

Name(s) of Underwriter(s) or Dealer(s) from Whom Purchased

JP Morgan, Chase Manhattan Bank, Bank of
America

Is Goldman, Sachs & Co. a Manager or
Co-Manager of Offering?

Yes




Were Purchases Designated as Group Sales or otherwise allocated to Goldman, Sachs
& Co. ?

No

Have the following conditions been satisfied?

a) The securities were part of an issue registered under the Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section 3(a)(29) of the Securities Exchange Act of 1943, or were securities sold in an Eligible Foreign Offering or were securities sold in an Eligible Rule 144A Offering?

      Yes

b) The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day of preceding the day on which the rights offering terminated?

     Yes

c)  The underwriting was a firm commitment
     underwriting?

     Yes


COMPARABLE SECURITIES

Name of the Underwriters

CS First Boston, Chase Manhattan
Morgan Stanley

Name of Issuer
R&B Falcon

Title of Security

6.75%  4/15/05

Date of Prospectus

3/31/98

Amount of Total Offering

350,000,000

Unit Price

99.396

Underwriting Discount

 .875%

Rating

Ba1/BBB-

Maturity Date

4/15/05

Current Yield

6.791%

Yield to Maturity

6.860%